Exhibit 99.1

FOR IMMEDIATE RELEASE

National Commerce Corporation Announces Executive Changes

Pursuant to its Management Succession Plan

BIRMINGHAM, AL (August 28, 2018) – National Commerce Corporation (Nasdaq: NCOM) (“NCC” or the “Company”), the parent company of National Bank of Commerce (“NBC”), headquartered in Birmingham, Alabama, announced today the continued implementation of the Company’s management succession plan with the election of Richard Murray, IV as Chairman of the Board of Directors. Mr. Murray will also continue in his position as Chief Executive Officer of the Company. Additionally, William E. Matthews, V, formerly Vice Chairman of the Board of Directors, has been named President of the Company and will continue to serve as Chief Financial Officer and as a director. Former Executive Chairman John H. Holcomb, III was named Chairman of the Executive Committee and Vice Chairman of the Board of Directors. Additionally, Robert B. Aland, formerly Atlanta Market President for NBC, was named Executive Vice President and Chief Administrative Officer of the Company.

“I am honored to succeed John Holcomb as National Commerce Corporation’s Chairman,” said Murray. “Having been a colleague of his for over 25 years, Will and I are also very pleased that John will continue to remain very involved in the Company as Chairman of the Executive Committee and Vice Chairman.”

About National Commerce Corporation

National Commerce Corporation (Nasdaq: NCOM), a Delaware corporation, is a financial holding company headquartered in Birmingham, Alabama. Its wholly-owned subsidiary, National Bank of Commerce, provides a broad array of financial services for commercial and consumer customers through seven full-service banking offices in Alabama, twenty-five full-service banking offices in Florida and five full-service banking offices in the Atlanta, Georgia metro area. National Bank of Commerce conducts business under a number of trade names unique to its local markets, including United Legacy Bank, Reunion Bank of Florida, Private Bank of Buckhead, Private Bank of Decatur, PrivatePlus Mortgage, Patriot Bank, FirstAtlantic Bank, Premier Community Bank of Florida and First Landmark Bank.

Additionally, National Bank of Commerce owns a majority stake in Corporate Billing, LLC, a transaction-based finance company based in Decatur, Alabama that provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and service providers throughout the United States and parts of Canada.

National Commerce Corporation files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.nationalbankofcommerce.com. More information about National Commerce Corporation and National Bank of Commerce may be obtained at www.nationalbankofcommerce.com.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements for which NCC claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in NCC’s future filings with the SEC, in press releases and in oral and written statements made by NCC or with NCC’s approval that are not statements of historical fact and that constitute forward-looking statements within the meaning of the Act. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements made by NCC in this press release or elsewhere speak only as of the date on which the statements were made. You are advised to read the risk factors in NCC’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, which are available through the website maintained by the SEC at www.sec.gov or by accessing information available at www.nationalbankofcommerce.com. New risks and uncertainties arise from time to time, and it is impossible for NCC to predict these events or how they may affect it or its anticipated results. NCC has no duty to, and does not intend to, update or revise the forward-looking statements in this press release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All information presented herein is as of the date of this release unless otherwise noted.

Contact Information

Richard Murray, IV
Chairman and Chief Executive Officer

National Commerce Corporation
(205) 313-8100